Exhibit 10.13

ASP GREDE INTERMEDIATE HOLDINGS LLC

2014 UNIT OPTION PLAN

1.	Purposes.

The 2014 Unit Option Plan (the “Plan”) of ASP Grede Intermediate Holdings LLC (the “Company”), adopted by the Board of Managers of the Company (the “Board”) on July 24, 2014 is intended to further the growth, development and financial success of the Company by providing incentives to those officers, key employees and key non-employees of the Company and its subsidiaries who have the capacity to contribute in substantial measure toward the growth and profitability of the Company and to assist the Company in attracting and retaining employees and directors with ability to make such contributions.

2.	Definitions.

As used in this Plan, the following terms have the meanings set forth below:

“Affiliate,” when used with reference to any Person, shall mean any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. “Affiliates” of the AS Persons shall not include entities conducting an active trade or business or their parent entities.

“AS Person(s)” shall mean, any of the following individually, or such Persons collectively, as the context requires: (i) ASP Grede Investco LP, (ii) ASP Grede Holdings LLC, (iii) American Securities Partners VI, L.P., (iv) American Securities Partners VI(B), L.P., (v) American Securities Partners VI(C), L.P., (vi) American Securities Partners VI(D), L.P., (vii) any general or limited partnership, corporation or limited liability company having as a general partner, controlling equity holder or managing member (whether directly or indirectly) a Person who is a member of American Securities LLC or an Affiliate of any such Person and (viii) any successor of any of the foregoing.

“Cause” shall mean that:

(i) the Optionee has committed a deliberate and premeditated act against the interests of the Company, including, without limitation, an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the Company’s business; or

(ii) the Optionee has been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or any crime involving moral turpitude; or

(iii) the Optionee has failed to perform or neglected the material duties incident to his or her employment or other engagement with the Company on a regular basis, and such refusal or failure shall have continued for a period of twenty (20) days after written notice to the Optionee specifying such refusal or failure in reasonable detail; or

(iv) the Optionee has been chronically absent from work (excluding vacations, illnesses, Disability or leaves of absence approved by the Board); or

(v) the Optionee has refused, after explicit written notice, to obey any lawful resolution of or direction by the Board which is consistent with the duties incident to his or her employment or other engagement with the Company and such refusal continues for more than twenty (20) days after written notice is given to such Optionee; or

(vi) the Optionee has materially breached any of the terms contained in any employment agreement, non-competition agreement, confidentiality agreement or similar type of agreement to which such Optionee is a party; or

(vii) the Optionee has engaged in (x) the unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or (y) habitual drunkenness.

Any voluntary termination of employment or other engagement by an Optionee in anticipation of an involuntary termination of such Optionee’s employment for Cause shall be deemed to be a termination for “Cause.” In the event that an Optionee is party to an employment, severance or similar agreement, or non-competition or similar type of agreement, with the Company or any of its Affiliates and such agreement contains a definition of “Cause”, the definition of “Cause” set forth above shall be deemed replaced and superseded, with respect to such Optionee, by the definition of “Cause” used in such agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Code Section 409A” shall mean Section 409A of the Code and the regulations and guidance promulgated thereunder, as may be amended or revised from time to time.

“Committee” shall mean the Compensation Committee of the Board or, if no Committee has been appointed, the Board (acting by a majority).

“Disability” shall mean a physical or mental disability to the extent that an employee cannot perform his or her duties as an employee (in his or her then-current position) of the Company or any subsidiary of the Company for a period of ninety (90) consecutive days. In the event that an employee is party to an employment, severance or similar agreement, or non-competition or similar type of agreement, with the Company or any of its Affiliates and such agreement contains a definition of “Disability”, the definition of “Disability” set forth above shall be deemed replaced and superseded, with respect to such Optionee, by the definition of “Disability” used in such agreement.

“Eligible Participant” shall mean any Employee and Key Non-Employee.

“Employee” shall mean any employee (including any officer) of the Company or any subsidiary or Affiliate thereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of equity securities of the Company (or a successor entity thereto) on any date shall mean, (i) if the equity securities are listed on a national stock exchange, the officially quoted closing price on such stock exchange, (ii) if the equity securities are listed on the NASDAQ National Market, the officially quoted closing price on NASDAQ, (iii) if the equity securities are listed on NASDAQ but not on the National Market, the average of the closing bid and asked prices reported by NASDAQ, in each case on the date as of which the value is to be determined (or if such date is not a trading day, as of the preceding trading day), or (iv) if the equity securities are not listed on either a national stock exchange or NASDAQ, the fair market value as determined by the Board in its sole discretion, subject only to the requirement that the Board shall have made such determination in good faith. Notwithstanding the foregoing, the Fair Market Value of a Unit shall at all times be determined in a manner intended to be consistent with Code Section 409A.

“IPO” shall mean the completion of a Public Offering of equity securities of the Company (or of a successor entity thereto) at the conclusion of which the aggregate value of equity securities of the Company (or of a successor entity thereto) that have been sold to the public pursuant to such Public Offering or previous Public Offerings is equal to or exceeds $100 million and at the time of which Public Offering equity securities of the Company (or of a successor entity thereto) are or become listed on a national securities exchange or on the NASDAQ Stock Market or NASDAQ National Market.

“Key Non-Employee” shall mean a non-employee director, consultant, or independent contractor of the Company, a subsidiary of the Company or an Affiliate of the Company who is designated by the Board or the Committee as being eligible to be granted one or more Options under the Plan. For purposes of this Plan, a non-employee director shall be deemed to include the employer or other designee of such non-employee director, if the non-employee director is required, as a condition of his or her employment, to provide that any Option granted hereunder be made to the employer or other designee.

“LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 24, 2014, as amended, restated, supplemented or otherwise modified from time to time.

“Member” shall have the meaning ascribed to such term in the LLC Agreement.

“Option” shall have the meaning set forth in Section 3 hereof.

“Option Agreement” shall mean an agreement to be entered into between the Company and an Optionee, which agreement shall set forth the terms and conditions of the Options granted to such Optionee.

“Optionee” shall mean an Eligible Participant to whom an Option has been granted.

“Person” shall mean any individual, limited liability company, partnership, corporation, group, trust or other legal entity.

“Plan” shall mean this 2014 Unit Option Plan of the Company, as amended, restated, supplemented or otherwise modified from time to time.

“Public Offering” shall mean the sale of Units or other equity securities of the Company (or of a successor entity thereto) to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act in connection with an underwritten offering.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transaction” shall mean (i) the sale of all, or substantially all, of the Company’s consolidated assets, including, without limitation, a sale of all or substantially all of the assets of the Company or any of its subsidiaries whose assets constitute all or substantially all of the Company’s consolidated assets (or the sale of a majority of the outstanding voting equity interests of any subsidiary or subsidiaries whose consolidated assets so constitute), in any single transaction or series of related transactions; (ii) the sale of Units or other equity securities of the Company (or of a successor entity thereto) by the AS Persons, which results in the AS Persons and their Affiliates not having the power to elect or appoint a majority of the members of the Board; or (iii) any merger or consolidation of the Company with or into another entity unless, after giving effect to such merger or consolidation, the direct or indirect holders of the Company’s voting securities (on a fully-diluted basis immediately prior to the merger or consolidation) together with their Affiliates own voting securities (on a fully-diluted basis) of the surviving or resulting entity representing a majority of the outstanding voting power to elect directors or managers of the surviving or resulting entity.

“Unit” shall have the meaning ascribed to the term “Class A Units” in the LLC Agreement.

3.	Participation.

Any Eligible Participant who is granted an option (an “Option”) to purchase Units hereunder shall be a participant in the Plan.

4.	Terms of Options.

4.1	Terms of Options.

(a) Exercise Price. The exercise price for the Units subject to an Option, or the manner in which such exercise price is to be determined, shall be determined by the Committee, provided that the exercise price per Unit of any Option shall be no less than the Fair Market Value of a Unit on the date of grant, unless otherwise agreed to by the Committee and in compliance with Code Section 409A.

(b) Term. Options shall be for such term as the Committee shall determine, provided that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted.

(c) Vesting. Options shall be exercisable in such installments (which need not be equal) and at such times as the Committee may determine in its sole discretion, and, as set forth in an Option Agreement. The vesting schedule may provide that Options will become exercisable over a period of years or become exercisable only if performance or other goals set by the Board are attained for Options, or a combination of both. To the extent not exercised, Options that vest in installments shall accumulate and may be exercised, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of an Option at any time, provided that the Committee may condition such acceleration of exercisability upon the Company’s attainment of goals set forth in an Option Agreement. Notwithstanding anything else to the contrary contained in the Plan or any Option Agreement, the Board may adjust performance or other goals set forth in outstanding Option Agreements from time to time, as it deems necessary or appropriate in good faith in connection with an IPO, Transaction, recapitalization, reorganization, merger, or other event described in Section 6.1.

(d) Exercise of Option After Termination of Employment or Service. Subject to Section 4.1(b) and the terms of any written employment agreement or as reflected in an Option Agreement, an Option granted under the Plan may be exercised by an Optionee only while he is an Employee or a Key Non-Employee, provided that any Options that are exercisable preceding an Optionee’s (i) termination of employment as an Employee for any reason other than Cause or (ii) termination of service as a Key Non-Employee for any reason other than Cause, may remain exercisable for any period set by the Committee in the Option Agreement, and, further provided that if an Optionee dies while an Employee or a Key Non-Employee, or if his employment terminates as an Employee or his service terminates as a Key Non-Employee because of a Disability, the Optionee (or his beneficiary or personal representative, as applicable) may exercise the Option for the shorter of (x) six (6) months after such termination due to death or Disability and (y) the remaining term of the Option Agreement.

4.2	Nontransferability.

Unless otherwise approved in advance by the Committee, no Option granted hereunder shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative; provided, however that an Optionee may designate a beneficiary to exercise his Option or other rights under the Plan after his death and, in the discretion of the Committee, Options may be transferable pursuant to a Qualified Domestic Relations Order (“QDRO”), as determined by the Committee or its designee. Except as otherwise permitted herein, such Options shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attainment or similar process.

4.3	Method of Exercise.

An Option shall be exercised by delivery of a written notice (in person or by first class mail) to the Secretary of the Company at the Company’s principal executive office. Such written notice shall specify the number of Units to be purchased and the date the Units will be purchased and shall otherwise be in accordance with the Option Agreement pursuant to which such Option was granted. The purchase price for any Units to be purchased pursuant to the exercise of an Option shall be paid in full in cash, by check payable to the order of the Company or, at the discretion of the Board and upon such terms and conditions as the Board shall approve, (A) by transferring previously owned Units to the Company, (B) by having Units otherwise deliverable upon such exercise withheld or (C) following an IPO or in the sole discretion of the Committee, pursuant to a “cashless exercise” procedure (provided, with respect to any payment under clauses (A), (B) or (C), that the Committee must expressly approve such form of payment in advance). Any Units transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the exercise date. No Units will be issued and no Employee or Key Non-Employee shall have the rights and privileges of a Member, as defined in the LLC Agreement, following the exercise of an Option unless and until the Company accepts the payment of the exercise price in accordance with the terms and conditions set forth in this Plan and the Option Agreement. If requested by the Committee, an Optionee shall deliver the Option Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Optionee. As a condition to the exercise of an Option and the receipt of Units and the continued holding of the Units received in connection with such exercise, the holder of such Units shall execute a counterpart signature page to the LLC Agreement, in a form approved by the Company.

5.	Administration.

5.1	Composition of the Committee.

The Plan shall be administered by the Committee, which shall consist of at least two members of the Board appointed by and serving at the pleasure of the Board; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Appointment of Committee members shall be effective upon such member’s acceptance of appointment. Committee members may resign at any time by providing thirty (30) days’ advance written notice to the Board and may be removed by the Board at any time for any reason. Vacancies in the Committee shall be filled by the Board.

5.2	Duties and Powers of Committee.

Subject to the provisions hereof, the Committee shall have the sole and complete authority to determine which Eligible Participants shall be granted Options, the number of Units to be covered by each Option, the exercise price therefor and the terms and conditions applicable to the exercise of the Option.

It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its terms and provisions. The Committee shall have the power to interpret the Plan, including to resolve any inconsistency and to provide for any omission thereunder, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be binding upon all persons, including, but not limited to, the Company, the Members, and all subsidiaries, Employees, Key Non-Employees, Optionees and beneficiaries.

5.3	Committee Actions.

The Committee shall act by a majority of its members in office in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all of the members of the Committee.

5.4	Compensation; Professional Assistance.

Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.

5.5	Delegation of Authority.

The Committee may, in its sole and absolute discretion, delegate to any proper officer of the Company, or more than one of them, any or all of the administrative duties of the Committee under this Plan.

5.6	No Liability.

No member of the Board or the Committee, or director, officer or other Employee of the Company or any of its subsidiaries shall be liable, responsible or accountable in damages or otherwise for any determination made or other action taken or any failure to act by such person with respect to the Plan so long as such person is not determined to be guilty by a final adjudication of gross negligence or willful misconduct with respect to such determination, action or failure to act.

5.7	Indemnification.

To the fullest extent permitted by law, each member of the Board and the Committee and each director or officer of the Company or any of its subsidiaries shall be held harmless and be indemnified by the Company for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys’ fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of the Plan so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

6.	Units Subject to the Plan.

6.1	Effect of Changes in Company’s Units.

In the event that the Board determines that any unit split, dividend, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of units, warrants or rights offering to purchase Units at a price substantially below fair market value, or other similar corporate event affects the Units such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, the Board shall, in its sole discretion, and in such manner as the Board may deem equitable, substitute or adjust any or all of (a) the number of Units or other securities of the Company (or number and kind of other securities or property including, without limitation, cash) with respect to which Options have or may be granted under the Plan, (b) the terms of any outstanding Options, including, without limitation, (i) the number of Units or other securities of the Company (or number and kind of other securities or property) subject to outstanding Options or to which outstanding Options relate and (ii) the exercise price of any Options and/or (c) any other affected terms of such Options, including, if deemed appropriate, by providing for a cash payment to an Optionee; provided, however, that the number of Units subject to any Option shall always be a whole number and further provided, however, that any adjustment pursuant to this Section 6.1 shall comply with Code Section 409A to the extent applicable. Notwithstanding the foregoing, in the event of a unit split, dividend or recapitalization, without a determination by the Committee or action by the Board (a) the number of Units subject to the Plan and to outstanding Options, and (b) the exercise price with respect to any outstanding Option automatically shall be deemed proportionately adjusted to reflect such unit split, dividend or recapitalization.

6.2	Effect of a Transaction.

In the event of a Transaction or in connection with or in contemplation of the public offering of Metaldyne Performance Group Inc. or any other parent company of the Company (the “Parent Public Company”), the Company may, in its sole discretion and without the consent of the Optionees or Eligible Participants, provide for one or more of the following: (i) the assumption of the Plan and the outstanding Options by the surviving entity or its parent or the Parent Public Company, as the case may be; (ii) the substitution by the surviving entity or its parent or the Parent Public Company, as the case may be, of options with substantially the same terms for such outstanding Options; and (iii) settlement of the intrinsic value of the outstanding vested Options in cash or cash equivalents or equity followed by the cancellation of all such Options (whether or not then vested or exercisable). For purposes hereof, “intrinsic value” of an Option shall equal the Fair Market Value of a Unit on the date of the consummation of the Transaction or the public offering of the Parent Public Company, as the case may be, as determined by the Board in its sole discretion in good faith, reduced by the exercise price of such Option. For the avoidance of doubt, if the intrinsic value of an Option is zero or negative on the date of the consummation of the Transaction, such Options may be cancelled with no consideration.

7.	Miscellaneous.

7.1	Effective Date; Term of Plan.

The Plan shall be effective as of July 24, 2014 (the “Effective Date”). Subject to the earlier termination pursuant to Section 7.2, the Plan shall continue in effect for ten (10) years.

7.2	Amendment, Suspension or Termination of the Plan.

The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. Neither the amendment, suspension nor termination of the Plan shall, without the consent of an Optionee, impair any rights or obligations under any Option theretofore granted. No Options may be granted under the Plan during any period of suspension nor after termination of the Plan, and in no event may any Options be granted under the Plan after the tenth anniversary of the Effective Date.

7.3	Amendment of Option.

Subject to the terms hereof, including, without limitation, Section 4.1(c), the Committee may amend, modify or terminate any outstanding Option with the Optionee’s consent in any manner not inconsistent with the terms of the Plan, including without limitation, (a) to change the date or dates as of which an Option becomes exercisable, or (b) to cancel and reissue an Option under such different terms and conditions as it determines appropriate; provided, that, for the avoidance of doubt, no such amendment, modification or termination may be adverse to the Optionee or any person with an interest in an outstanding Option without such Optionee’s or other person’s prior written consent.

7.4	No Rights as a Member.

No Optionee shall be deemed to be or to have the rights and privileges of an owner of Units or a Member unless and until such Optionee has exercised an Option in accordance with the terms and conditions set forth in Section 4.3 hereof and its respective Option Agreement.

7.5	Effect of Plan Upon Other Compensation and Incentive Plans.

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any subsidiary of the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any subsidiary or Affiliate of the Company to establish any other forms of incentives or compensation for Employees or Key Non-Employees.

7.6	Regulations and Other Approvals.

(a) The obligation of the Company to sell or deliver Units with respect to Options shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) The Board may make such changes to the Plan or Options as may be necessary or appropriate to comply with the rules and regulations of any government authority.

(c) Each Option is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of Units issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Units, no Options shall be granted or Units issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

(d) In the event that the disposition of Units acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Units shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require any individual receiving Units pursuant to the Plan, as a condition precedent to receipt of such Units, to represent to the Company in writing that the Units acquired by such individual are acquired for investment only and not with a view to distribution. The certificate, if any, for any Units acquired pursuant to the Plan shall include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

7.7	Governing Law.

The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

7.8	Withholding of Taxes.

As a condition to the exercise of an Option and the continued holding of Units received upon exercise of an Option, the Optionee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, or local taxes of any kind required by law or the Company to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee. In its discretion, the Committee may permit, subject to such terms and conditions as imposed by the Committee, an Optionee to satisfy withholding obligations by delivering previously owned Units or by electing to have Units otherwise deliverable upon exercise of the Option withheld, in each case, having a Fair Market Value equal to the minimum total statutory tax that could be imposed on the transaction.

7.9	No Right to Continued Employment or Service.

Nothing in the Plan or in any award agreement shall confer upon any Employee or Key Non-Employee any right to continue in the employ or service of the Company or any subsidiary or shall interfere with or restrict in any way the rights of the Company and its subsidiaries, which are hereby expressly reserved, to remove, terminate or discharge, as applicable, any Employee or Key Non-Employee at any time for any reason whatsoever, with or without Cause.

7.10	Titles; Construction.

Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Words in the singular or the plural include the plural or the singular, as the case may be. The use of the word “or” is not exclusive. All references herein to Sections shall be deemed to be references to Sections of this Plan unless the context otherwise requires. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Plan refer to this Plan as a whole and not to any particular provision of this Plan. Unless otherwise expressly provided herein, any statute or law defined or referred to herein shall mean such statute or law as from time to time amended, modified or supplemented, including by succession of comparable successor statute.

7.11	Code Section 409A.

To the extent applicable, it is intended that the Plan and all Options hereunder comply with, or be exempt from, the requirements of Code Section 409A, and that the Plan and all Option Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Code Section 409A. In the event that any (i) provision of the Plan or an Option Agreement, (ii) Option, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Code Section 409A, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Option Agreement as the Committee deems necessary to comply with such requirements; provided, that no such action shall adversely affect any outstanding Option without the consent of the affected Eligible Participant. No payment that constitutes deferred compensation under Code Section 409A that would otherwise be made under the Plan or an Option Agreement upon a termination of service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Option Agreement to the contrary, if a Eligible Participant is a “specified employee” as defined in Code Section 409A at the time of termination of service with respect to an Option, then solely to the extent necessary to avoid the imposition of any additional tax under Code Section 409A, the commencement of any payments or benefits under the Option shall be deferred until the date that is six months following the Eligible Participant’s termination of service (or such other period as required to comply with Code Section 409A). In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Eligible Participant by Code Section 409A or any damages for failing to comply with Code Section 409A.

7.12	Required Financial and Other Information.

To the extent the Committee determines that there are five hundred (500) or more Optionees in this Plan and all similar plans, and that it desires to comply with the exemption set forth under Section 12(g) of the Exchange Act (Release No. 34-56887), the Committee shall provide each participant every six (6) months with the risk and financial information so required thereunder, and in the manner so required, in order to comply with such exemption.

7.13	Foreign Jurisdictions.

The Committee may grant Options to Eligible Participants who are subject to the tax laws of nations other than the United States, which Options may have terms and conditions as determined by the Committee that are necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of the issuance of such Options and the Units acquired upon exercise of the Options by the appropriate foreign governmental entity; provided, however, that no such Options may be granted pursuant to this Section 7.13 and no action may be taken which would result in a violation of applicable law, including the securities laws of the United States and of any State. The Committee may establish sub-plans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

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